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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                         April 8, 1998 (April 7, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                         1-8368                         51-0228924
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(State or other                (Commission                   (IRS Employer
jurisdiction                  File Number)                  Identification
of incorporation)                                                  Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         In a press release, on April 7, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that it has acquired an additional 5.9 million of Safety-Kleen Corp.'s (NYSE:SK) outstanding shares which were formerly tendered by guarantees to the LLE exchange offer. The full text of the announcement is reproduced below.



FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210


         LAIDLAW ENVIRONMENTAL EXCHANGES ADDITIONAL SAFETY-KLEEN SHARES

Columbia, SC (April 7, 1998) - Laidlaw Environmental Services, Inc. (NYSE:LLE) said today that it has acquired an additional 5.9 million of Safety-Kleen Corp.'s (NYSE:SK) outstanding shares which were formerly tendered by guarantees to the LLE exchange offer. These shares, representing 10% of SK's outstanding shares, increase the total shares beneficially owned by LLE to 94%. The result has been the issuance of an additional 16.6 million LLE shares. Shareholders owning the remaining 6% of SK shares will receive compensation for their shares as a result of a merger which will follow a special shareholders meeting in early May.

         Laidlaw Environmental Services, Inc. is headquartered in Columbia, South Carolina and supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada.

         Safety-Kleen is a leading environmental and industrial service company dedicated to helping nearly 400,000 industrial and automotive customers recycle and process their waste streams.

                                      -END-


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: April 8, 1998                      By: /s/ Kenneth W. Winger
                                             -----------------------------
                                             Kenneth W. Winger, President
                                             and Chief Executive Officer